July 29, 2004
Media Contact: Roger Buehrer, Las Vegas, NV (702) 876-7132
Shareholder Contact: Ken Kenny, Las Vegas, NV (702) 876-7237
SWX-NYSE
For Immediate Release

SOUTHWEST GAS CORPORATION
REPORTS SECOND QUARTER RESULTS

Las Vegas — Southwest Gas Corporation recorded a net loss of $0.24 per share for the second quarter of 2004, a $0.12 decrease from the $0.12 per share loss reported for the second quarter of 2003. Net loss for the second quarter of 2004 was $8.4 million compared to the 2003 second quarter net loss of $4.1 million. Due to the seasonal nature of the business, net losses during the second and third quarters are normal and not generally indicative of earnings for a complete 12-month period.

According to Jeffrey W. Shaw, Chief Executive Officer, “Second quarter results, although lower than last year, were in line with internal expectations. The primary reason for the decline was higher operating costs relative to the increase in operating margin. The Company added a record 74,000 customers, plus 9,000 from an acquisition, over the last 12 months. Operating margin, however only increased modestly due to warmer-than-normal temperatures experienced in April and May. Operating costs, on the other hand, trended upward due to the combined impacts of customer growth, inflation, and regulatory compliance.” Shaw reiterated that “the long-term success of Southwest Gas depends upon taking advantage of customer growth opportunities.”

-more-

For the twelve months ended June 30, 2004, consolidated net income was $49.7 million, or $1.45 per basic share, compared to $43.1 million, or $1.29 per basic share, during the twelve-month period ended June 30, 2003.

Natural Gas Operations Segment Results

Second Quarter

Operating margin, defined as operating revenues less the cost of gas sold, increased approximately $3 million, or three percent, in the second quarter of 2004 compared to the second quarter of 2003. Customer growth contributed an incremental $3 million in operating margin during the quarter. Rate relief in California added $2 million in margin, while differences in heating demand caused by weather variations between periods accounted for a $2 million decrease. During the last 12 months, the Company added 74,000 customers, an increase of five percent. Another 9,000 customers were added in October 2003 with the acquisition of Black Mountain Gas Company.

Operating expenses for the quarter increased $9.4 million, or nine percent, compared to the second quarter of 2003 primarily due to incremental costs associated with expanding and upgrading the gas system to accommodate record customer growth. Additional factors include general cost increases and higher employee-related and regulatory costs. Despite an increase in outstanding debt, net financing costs were virtually unchanged between periods due to interest savings generated from debt and preferred securities instrument refinancings and a reduction in interest costs associated with the purchased gas adjustment account balance.

-more-

Twelve Months to Date

Operating margin increased $43 million, or eight percent, between periods. Differences in heating demand caused by weather variations between periods resulted in a $20 million margin increase as warmer-than-normal temperatures were experienced during both periods. During the current period, operating margin was negatively impacted by $15 million, while in the prior period the negative impact was $35 million. Customer growth contributed an incremental $17 million and California rate relief added $9 million. Conservation, energy efficiency and other factors partially offset these improvements.

Operating expenses increased $22.6 million, or five percent, primarily reflecting incremental costs associated with servicing a growing customer base. Net financing costs decreased $1.7 million, or two percent, primarily due to interest savings generated from the refinancing of industrial development revenue bonds and preferred securities instruments.

Other income decreased $10.5 million between periods. The prior period reflected income of $13.6 million associated with the timing of merger-related insurance recoveries, net of costs. The current period includes a $2.3 million improvement in returns on long-term investments.

Southwest Gas Corporation provides natural gas service to approximately 1,560,000 customers in Arizona, Nevada and California. Its service territory is centered in the fastest-growing region of the country.

-more-

This press release may contain statements which constitute “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995 (Reform Act). All such forward-looking statements are intended to be subject to the safe harbor protection provided by the Reform Act. A number of important factors affecting the business and financial results of the Company could cause actual results to differ materially from those stated in the forward-looking statements. These factors include, but are not limited to, the impact of weather variations on customer usage, customer growth rates, natural gas prices, the effects of regulation/deregulation, the timing and amount of rate relief, changes in gas procurement practices, changes in capital requirements and funding, the impact of conditions in the capital markets on financing costs, changes in construction expenditures and financing, acquisitions, and competition.

-more-

SOUTHWEST GAS CONSOLIDATED EARNINGS DIGEST
(In thousands, except per share amounts)

QUARTER ENDED JUNE 30,	2004	2003
Consolidated Operating Revenues	$278,697	$255,852

Net Loss	$8,362	$4,104

Average Number of Common Shares Outstanding	34,741	33,665

Loss Per Share	$0.24	$0.12

SIX MONTHS ENDED JUNE 30,	2004	2003
Consolidated Operating Revenues	$752,097	$659,137

Net Income	$32,682	$21,435

Average Number of Common Shares Outstanding	34,576	33,552

Basic Earnings Per Share	$0.95	$0.64

Diluted Earnings Per Share	$0.94	$0.63

TWELVE MONTHS ENDED JUNE 30,	2004	2003
Consolidated Operating Revenues	$1,323,964	$1,219,422

Net Income	$49,749	$43,114

Average Number of Common Shares Outstanding	34,269	33,346

Basic Earnings Per Share	$1.45	$1.29

Diluted Earnings Per Share	$1.44	$1.28

-end-

SOUTHWEST GAS CORPORATION SUMMARY UNAUDITED OPERATING RESULTS (In thousands, except per share amounts)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,		TWELVE MONTHS ENDED JUNE 30,
	2004	2003	2004	2003	2004	2003
Results of Consolidated Operations
Contribution to net income (loss) - gas operations	$(10,610)	$(5,755)	$29,946	$19,581	$44,576	$38,152
Contribution to net income - construction services	2,248	1,651	2,736	1,854	5,173	4,962

Net income (loss)	$(8,362)	$(4,104)	$32,682	$21,435	$49,749	$43,114

Earnings (loss) per share - gas operations	$(0.30)	$(0.17)	$0.87	$0.58	$1.30	$1.14
Earnings per share - construction services	0.06	0.05	0.08	0.06	0.15	0.15

Basic earnings (loss) per share	$(0.24)	$(0.12)	$0.95	$0.64	$1.45	$1.29

Diluted earnings (loss) per share	$(0.24)	$(0.12)	$0.94	$0.63	$1.44	$1.28

Average outstanding common shares	34,741	33,665	34,576	33,552	34,269	33,346
Average shares outstanding (assuming dilution)	--	--	34,825	33,789	34,556	33,612

Results of Natural Gas Operations
Gas operating revenues	$226,756	$205,382	$660,540	$565,365	$1,129,528	$1,013,635
Net cost of gas sold	111,114	93,038	347,712	286,510	543,705	470,604

Operating margin	115,642	112,344	312,828	278,855	585,823	543,031
Operations and maintenance expense	70,687	64,433	140,668	130,490	277,040	264,343
Depreciation and amortization	32,266	29,532	64,552	58,855	126,488	118,290
Taxes other than income taxes	9,589	9,155	19,498	18,455	36,953	35,211

Operating income	3,100	9,224	88,110	71,055	145,342	125,187
Other income	81	1,119	61	851	2,165	12,701
Net interest deductions	18,681	19,263	37,308	39,212	74,347	78,549
Net interest deductions on subordinated debentures	1,931	--	3,861	--	6,541	--
Preferred securities distributions	--	1,369	--	2,738	1,442	5,475

Income (loss) before income taxes	(17,431)	(10,289)	47,002	29,956	65,177	53,864
Income tax expense (benefit)	(6,821)	(4,534)	17,056	10,375	20,601	15,712

Contribution to net income (loss) - gas operations	$(10,610)	$(5,755)	$29,946	$19,581	$44,576	$38,152

SOUTHWEST GAS CORPORATION SELECTED STATISTICAL DATA JUNE 30, 2004

FINANCIAL STATISTICS
Market value to book value per share at quarter end	127%
Twelve months to date return on equity -- total company	7.8%
-- gas segment	7.4%
Common stock dividend yield at quarter end	3.4%

GAS OPERATIONS SEGMENT

Rate Jurisdiction	Authorized Rate Base (In thousands)	Authorized Rate of Return	Authorized Return on Common Equity
Arizona	$688,202	9.20%	11.00%
Southern Nevada (1)	457,314	8.78	10.64
Northern Nevada (1)	91,936	9.02	10.21
Southern California	102,703	9.17	10.90
Northern California	45,487	9.17	10.90
Paiute Pipeline Company (1)	75,059	9.69	11.60
(1) Estimated amounts based on rate case settlements.

SYSTEM THROUGHPUT BY CUSTOMER CLASS	SIX MONTHS ENDED JUNE 30,		TWELVE MONTHS ENDED JUNE 30,
(In dekatherms)	2004	2003	2004	2003

Residential	42,136,041	38,168,836	63,272,008	57,025,883
Small commercial	17,476,506	16,337,393	29,054,514	27,445,828
Large commercial	5,283,862	5,316,478	10,025,581	10,074,233
Industrial / Other	6,864,991	7,399,886	15,179,647	18,113,569
Transportation	56,217,610	61,955,702	127,951,988	137,219,570

Total system throughput	127,979,010	129,178,295	245,483,738	249,879,083

HEATING DEGREE DAY COMPARISON

Actual	1,306	1,201	1,872	1,719
Ten-year average	1,343	1,345	1,924	1,934